UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 6, 2025
___________________________________________
NURIX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
___________________________________________

Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1600 Sierra Point Pkwy, San Francisco, California		94005
(Address of Principal Executive Offices)		(Zip Code)
(415) 660-5320
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
1700 Owens Street, Suite 205, San Francisco, California
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On December 6, 2025, Nurix Therapeutics, Inc. (the “Company”) issued a press release (the “December 6, 2025 press release”) announcing the presentation at the 67th American Society of Hematology Annual Meeting and Exposition (the “ASH Annual Meeting”) of new clinical data from the Phase 1a/1b study of the Company’s novel Bruton's tyrosine kinase (BTK) degrader bexobrutideg (NX-5948) in patients with relapsed or refractory chronic lymphocytic leukemia (CLL) and small lymphocytic lymphoma (SLL).
On December 8, 2025, the Company issued a press release (the “December 8, 2025 press release”) announcing the presentation at the ASH Annual Meeting of new clinical data from patients with Waldenström macroglobulinemia (WM) treated in the Phase 1 study of bexobrutideg.
Also on December 8, 2025, the Company hosted a webcast to review the data presented at the ASH Annual Meeting and provide a corporate update.
A copy of the December 6, 2025 press release, the December 8, 2025 press release and the presentation materials for the webcast, which include the data presented at the ASH Annual Meeting, are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. In addition, the information set forth under this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 8.01    Other Events.
On December 6, 2025, the Company announced new clinical data from the Phase 1a/1b clinical trial of bexobrutideg (NX-5948) in patients with relapsed or refractory CLL and SLL, and on December 8, 2025, the Company announced new clinical data from patients with relapsed or refractory Waldenström macroglobulinemia (WM) treated in the Phase 1 clinical trial of bexobrutideg.

Data from Patients with Relapsed or Refractory CLL and SLL
The new data from the Phase 1a/1b study of bexobrutideg (NX-5948-301) in patients with relapsed or refractory CLL and SLL include safety findings across all patients, safety findings for patients treated at the recommended Phase 2 dose (RP2D) of 600 mg once daily, updated Phase 1a results with extended follow-up, and emerging efficacy results from the randomized Phase 1b cohort 1 comparing 200 mg and 600 mg once-daily dosing.
Phase 1a/1b demographics and safety findings
Overall, the heavily pretreated Phase 1a/1b population had received a median of three prior lines of therapy (range = 1–17) including prior Bruton's tyrosine kinase (BTK) inhibitors (85.7%), prior BCL-2 inhibitors (61.9%), and prior non-covalent BTK inhibitors (27.0%). The Phase 1a population had received a median of four prior lines of therapy (range = 2-12) including prior BTK inhibitors (97.9%), prior BCL-2 inhibitors (83.3%), and prior non-covalent BTK inhibitors (27.1%). At baseline, many patients had mutations associated with BTK inhibitor resistance, including mutations in BTK (39.6% overall, 38.3% in the Phase 1a population) and PLCG2 (8.1% overall, 14.9% in the Phase 1a population). Poor prognostic features were common, including TP53 mutations (39.6% overall, 44.7% in the Phase 1a population). Of the five patients (4.0%) in the trial who had central nervous system (CNS) involvement, all five were in the Phase 1a population.
Bexobrutideg was well tolerated across all dose levels evaluated, consistent with prior disclosures. The treatment emergent adverse event (TEAE) profile was similar between the RP2D of 600 mg and the overall study population with the most common TEAEs being purpura/contusion, neutropenia, and petechiae. There were no dose-limiting toxicities, no systemic fungal infections or Grade 4 infections of any kind, and a single event of new onset atrial fibrillation was consistent with the rate in the age-matched general population.
Phase 1a efficacy update (n=48)
The updated Phase 1a dataset includes patients with CLL and SLL treated at starting dose levels ranging from 50 mg to 600 mg once daily with a median follow-up of 19.0 months (range = 13.5 – 32.3). Among the 47 efficacy evaluable patients, the objective response rate (ORR) was 83.0% including two patients (4.3%) with a complete response, an improvement from earlier disclosures due to additional follow-up and deepening of response. Overall, the disease control rate (DCR) was 95.7%. The median progression-free survival was 22.1 months, and the median duration of response (DOR) was 20.1 months. Responses were observed across clinically challenging subgroups including patients who had progressed on prior BTK inhibitors, patients who were double-exposed to both BTK inhibitors and BCL-2 inhibitors, patients who had received prior non-covalent BTK inhibitors, patients with baselines mutations associated with BTK inhibitor resistance including non-C481 BTK mutations, and patients with high-risk molecular features such as TP53 mutations. Meaningful reductions in lymph node burden were also observed independent of baseline mutations associated with BTK inhibitor resistance and poor prognosis.
Phase 1b Cohort 1: Randomized evaluation of 200 mg vs 600 mg once daily (n=42)
In the randomized Phase 1b cohort, 42 patients were assigned to receive either 200 mg (n = 22) or 600 mg (n = 20) once daily. Among the 37 efficacy evaluable patients, preliminary data showed the 600 mg dose with an ORR of 83.3% compared to 73.7% for the 200 mg dose. With a median follow up of 9.8 months, the preliminary PFS curves suggest longer progression free survival for the 600 mg group compared to the 200 mg group.

Data from Patients with Waldenström Macroglobulinemia
The new data from the Phase 1 study of bexobrutideg includes patients with relapsed or refractory WM (n=31) treated with bexobrutideg at doses ranging from 200 mg to 600 mg once daily by oral administration from both the Phase 1a dose escalation and Phase 1b cohort expansions. Among the 31 WM patients, the median age was 71.0 years (range 49–88 years), and the median number of prior lines of therapy was 3 (range 1-7). All 31 patients previously had been treated with a BTK inhibitor (100%), 28 had received prior chemotherapy/chemo-immunotherapy (90.3%), four had received a prior non-covalent BTK inhibitor (12.9%), and four patients had received prior treatment with a BCL2 inhibitor (12.9%). Twenty-four patients (77.4%) had mutations in MYD88, and six patients (19.4%) had mutations in CXCR4. Three patients (9.7%) had CNS involvement at baseline.
Bexobrutideg was well tolerated in patients with WM, consistent with the overall study population and previous disclosures. Adverse events (AEs) were predominantly low grade with the most common being neutropenia (29.0%), petechiae (29.0%), diarrhea (25.8%), anemia (22.6%), purpura/contusion (22.6%), and thrombocytopenia (19.4%). There were no dose limiting toxicities observed and no grade 5 AEs. Two TEAEs led to drug discontinuation. No new onset atrial fibrillation was observed.
As of the September 19, 2025 data cut, 28 patients with WM were evaluable for response. Bexobrutideg demonstrated an ORR of 75.0%, including very good partial responses (VGPR) in three patients (10.7%), partial responses (PR) in 14 patients (50.0%), and minor responses (MR) in four patients (14.3%). Six patients (21.4%) had a best response of stable disease (SD). In a subgroup analysis of patients with 2 or more disease assessments (n=23), ORR was 82.6% and disease control rate (DCR) was 100.0%.
Responses were observed in patients with WM regardless of their baseline mutations in MYD88 and CXCR4. Out of three patients with CNS involvement (2 with systemic disease), two have responded and none progressed. Overall, responses were durable. With a median follow up of 8.1 months, median duration of response and median progression-free survival were not reached. As of the September 19, 2025 data cut, fourteen patients had continued on treatment for more than six months, and six patients had remained on treatment for more than one year.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit No.	Exhibit Title or Description

99.1	Nurix Therapeutics, Inc. Press Release dated December 6, 2025

99.2	Nurix Therapeutics, Inc. Press Release dated December 8, 2025

99.3	Nurix Therapeutics, Inc. Presentation dated December 8, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: December 9, 2025	By:	/s/ Christine Ring
Christine Ring, Ph.D., J.D.
Chief Legal Officer
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